Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.  333-256589) of our report dated March 30, 2026 with respect to the audited financial statements of CKX Lands, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 30, 2026